                                                                     EXHIBIT 5.1

                       [LETTERHEAD OF SIDLEY & AUSTIN]

                               September 29, 2000


Board of Directors
Metris Companies Inc.
10900 Wayzata Boulevard
Minnetonka, MN 55305

          Re:  Metris Companies Inc.
               Registration Statement on Form S-3
               ----------------------------------

Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by Metris Companies Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shelf registration of $250,000,000 in aggregate offering price of the Company's securities, consisting of: (i) debt securities, which may be in the form of senior debt securities ("Senior Debt Securities") or subordinated debt securities ("Subordinated Debt Securities," and together with the Senior Debt Securities, "Debt Securities"); (ii) warrants to purchase Debt Securities ("Debt Warrants"); (iii) shares of common stock, par value $.01 per share ("Common Stock"); (iv) warrants to purchase shares of Common Stock ("Stock Warrants");
(v) shares of preferred stock, par value $.01 per share ("Preferred Stock"), which may be represented by depositary shares ("Depositary Shares"); and (vi) warrants to receive from the Company the cash value in U.S. dollars of the right to purchase or to sell such foreign currency or currency units to be designated by the Company at the time of the offering ("Currency Warrants," and together with the Debt Warrants and the Stock Warrants, "Warrants").

          The Company may issue and sell Debt Securities, Common Stock, Preferred Stock, Depositary Shares and Warrants (collectively, the "Securities") separately or together from time to time in one or more offerings pursuant to the Registration Statement. The Securities will be offered in amounts, at prices and on terms to be determined by the Company at the time of the offering and set forth in an amendment or amendments to the Registration

Board of Directors
Metris Companies Inc.
September 29, 2000
Page 2


Statement or in one or more supplements to the prospectus, the form of which is contained in the Registration Statement (each, a "Prospectus Supplement").

          Unless otherwise specified in the applicable Prospectus Supplement, the Senior Debt Securities will be issued under an indenture between the Company and U.S. Bank Trust National Association, as trustee, substantially in the form filed as an exhibit to the Registration Statement (such indenture, as amended or supplemented from time to time, the "Senior Indenture"). Unless otherwise specified in the applicable Prospectus Supplement, the Subordinated Debt Securities will be issued under an indenture between the Company and U.S. Bank Trust National Association, as trustee, substantially in the form filed as an exhibit to the Registration Statement (such indenture, as amended or supplemented from time to time, the "Subordinated Indenture").

          Whenever the Company elects to have shares of Preferred Stock be represented by Depositary Shares, such shares of Preferred Stock underlying the Depositary Shares will be deposited under a deposit agreement (each, a "Deposit Agreement") with a bank or trust company identified therein, as preferred stock depositary, substantially in the form filed prior to the issuance of any Depositary Shares in an amendment to the Registration Statement or incorporated by reference therein pursuant to a Current Report on Form 8-K of the Company.

          Each series of Warrants will be issued under a warrant agreement (each, a "Warrant Agreement") with a bank or trust company identified therein, as warrant agent, substantially in the form filed prior to the issuance of any Warrants in an amendment to the Registration Statement or incorporated by reference therein pursuant to a Current Report on Form 8-K of the Company.

          In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for such opinions. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.

          Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

          2. (a) Each series of Senior Debt Securities will be legally issued and binding obligations of the Company when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the

Board of Directors
Metris Companies Inc.
September 29, 2000
Page 3

Securities Act and the Senior Indenture (including any necessary supplemental indentures) shall have been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and duly authorized, executed and delivered by the Company and duly executed and delivered by the Trustee; (ii) a Prospectus Supplement with respect to such series of Senior Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company's Board of Directors or a duly authorized committee thereof (the "Company Board") shall have duly adopted final resolutions authorizing the issuance and sale of such series of Senior Debt Securities as contemplated by the Registration Statement and the Senior Indenture; (iv) such series of Senior Debt Securities shall have been duly executed by the Company and authenticated by the Trustee as provided in the Senior Indenture and shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor; and (v) any consents required pursuant to the Company's credit facilities shall have been obtained.

          (b) Each series of Subordinated Debt Securities will be legally issued and binding obligations of the Company when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Subordinated Indenture (including any necessary supplemental indentures) shall have been duly qualified under the Trust Indenture Act and duly authorized, executed and delivered by the Company and duly executed and delivered by the Trustee; (ii) a Prospectus Supplement with respect to such series of Subordinated Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company Board shall have duly adopted final resolutions authorizing the issuance and sale of such series of Subordinated Debt Securities as contemplated by the Registration Statement and the Subordinated Indenture; (iv) such series of Subordinated Debt Securities shall have been duly executed by the Company and authenticated by the Trustee as provided in the Subordinated Indenture and shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor; and (v) any consents required pursuant to the Company's credit facilities shall have been obtained.

          3. Each issue of Warrants will be legally issued and binding obligations of the Company when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a Prospectus Supplement with respect to such issue of Warrants shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Warrant Agreement relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the warrant agent; (iv) the Company Board shall have duly adopted final resolutions authorizing the issuance and sale of such issue of Warrants as contemplated by the Registration Statement and such Warrant Agreement; (v) such issue of Warrants shall have been duly executed by the Company and countersigned by the warrant agent in accordance with the Warrant Agreement and shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor; and (vi) any consents required pursuant to the Company's credit facilities shall have been obtained.

Board of Directors
Metris Companies Inc.
September 29, 2000
Page 4


          4. The shares of Common Stock covered by the Registration Statement will be legally issued, fully paid and nonassessable when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a Prospectus Supplement with respect to the sale of such shares of Common Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company Board shall have adopted final resolutions authorizing the issuance and sale of such shares of Common Stock; and (iv) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

          5. Each series of Preferred Stock covered by the Registration Statement will be legally issued, fully paid and nonassessable, when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act;
(ii) a Prospectus Supplement with respect to the sale of such series of Preferred Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company Board shall have duly adopted resolutions establishing the terms and conditions of such series of Preferred Stock and authorizing the issuance and sale thereof;
(iv) the certificate of designation with respect to such series of Preferred Stock shall have been filed with, and accepted for record by, the Secretary of State of the State of Delaware; and (v) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

          6. The Depositary Shares covered by the Registration Statement will be legally issued and valid and binding obligations of the Company when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act;
(ii) a Prospectus Supplement with respect to the Depositary Shares and the series of Preferred Stock underlying such Depositary Shares shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Deposit Agreement relating to such Depositary Shares shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the preferred stock depositary; (iv) the Company Board shall have duly adopted resolutions establishing the terms and conditions of the series of Preferred Stock underlying the Depositary Shares;
(v) the certificate of designation with respect to the series of Preferred Stock underlying the Depositary Shares shall have been filed with, and accepted for record by, the Secretary of State of the State of Delaware; and (vi) the depositary receipts evidencing Depositary Shares shall have been duly executed and delivered by the preferred stock depositary in the manner set forth in the Deposit Agreement.

          The opinions set forth above are subject to the qualifications that
(a) enforcement of the Company's obligations under the Senior Indenture, the Subordinated Indenture, the Debt Securities, any Warrant Agreement, the Warrants, any Deposit Agreement and the Depositary Shares may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium,

Board of Directors
Metris Companies Inc.
September 29, 2000
Page 5

fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Senior Debt Securities, each series of Subordinated Debt Securities, each issue of Warrants, each issue of Common Stock, each series of Preferred Stock or each issue of Depositary Shares, as the case may be: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (ii) in the case of the issue of Senior Debt Securities or Subordinated Debt Securities, the form of Senior Indenture or Subordinated Indenture, as applicable, will not have been modified or amended; (iii) in the case of the issue of Warrants, the terms and conditions of such Warrants and the related Warrant Agreement will be as expressly contemplated by the Registration Statement; (iv) in the case of the issue of Depositary Shares, the terms and conditions of the Depositary Shares and underlying series of Preferred Stock and the related Depositary Agreement will be as expressly contemplated by the Registration Statement; and (v) the Certificate of Incorporation of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect.

          We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or "Blue Sky" laws of the various states or the District of Columbia to the sale of the Securities to be registered pursuant to the Registration Statement. Without limiting the generality of the foregoing, we express no opinion in connection with the matters contemplated by the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

          This opinion letter is limited to the laws of the State of New York, the Delaware General Corporation Law and the Securities Act. For the purposes of this opinion, we have assumed that the Senior Indenture, the Subordinated Indenture, each Warrant Agreement and each Deposit Agreement will be governed by the laws of the State of New York.

          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the SEC thereunder.

                                       Very truly yours,

                                       /s/ Sidley & Austin